                                  SCHEDULE 14A

                                 (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                         Filed by the Registrant [X]
                Filed by a Party other than the Registrant [_]

      Check the appropriate box:

      [_]   Preliminary proxy statement.

      [_]   Confidential, for use of the
            Commission only (as permitted by Rule 14a-6(e)(2)).
      [X]   Definitive proxy statement.
      [_]   Definitive additional materials
      [_]   Soliciting material under Rule 14a-11(c) or Rule 14a-12.

                               EDGAR ONLINE, INC.
               ------------------------------------------------
               (Name of Registrant as Specified in Its Charter)
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

              PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]   No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-(6)(i) (1) and 0-11.

    (1)   Title of each class of securities to which transaction applies.

     -------------------------------------------------------------------

    (2)   Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

     -------------------------------------------------------------------

     (4)   Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------

     (5)   Total fee paid:

     -------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

     -------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)   Amount Previously Paid:

    (2)   Form, Schedule or Registration Statement No.:

    (3)   Filing Party:

    (4)   Date Filed:

                               EDGAR ONLINE, INC.



                                                                    July 3, 2002

Dear EDGAR Online Stockholders:

    On behalf of the Board of Directors of EDGAR Online, Inc., I cordially invite you to attend our Annual Meeting of Stockholders, which will be held on August 1, 2002 at 10:00 A.M. (local time) at our offices at 50 Washington Street, Norwalk, Connecticut 06854.

    At this year's meeting, you will vote on (i) the election of six directors;
(ii) approval and ratification of an amendment to the 1999 Stock Option Plan to increase the number of shares reserved for issuance by 500,000 shares to 2,400,000 shares; (iii) ratification of the appointment of KPMG LLP as independent public accountants; and (iv) such other business as may properly come before the Annual Meeting or any adjournments thereof. We have attached a notice of meeting and a proxy statement that contains more information about these proposals.

    You will also find enclosed a proxy form appointing proxies to vote your shares at the Annual Meeting. Please sign, date and return your proxy form as soon as possible so that your shares can be represented and voted in accordance with your instructions even if you cannot attend the Annual Meeting in person.


                                                Sincerely,

                                                /s/ Marc Strausberg

                                                Marc Strausberg
                                                Chairman of the Board

                               EDGAR ONLINE, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD AUGUST 1, 2002

TO THE STOCKHOLDERS OF EDGAR ONLINE, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of EDGAR Online, Inc., a Delaware corporation ("EDGAR Online" or the "Company"), will be held at the Company's offices, 50 Washington Street, Norwalk, Connecticut 06854 on August 1, 2002 at 10:00 A.M. (local time) for the following purposes:

(1) ELECTION OF DIRECTORS. To elect six (6) members of the Board of Directors to serve until the 2003 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

(2) APPROVAL AND RATIFICATION OF AN AMENDMENT TO THE 1999 STOCK OPTION PLAN. To increase the number of shares reserved for issuance under the 1999 Stock Option Plan by 500,000 shares to 2,400,000 shares;

(3) RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the appointment of KPMG LLP as independent public accountants of the Company for the fiscal year ending December 31, 2002; and

(4) OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

    The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement that is attached to and made a part of this Notice. The Board of Directors has fixed June 26, 2002 as the record date ("Record Date") for determining stockholders entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof. Only Stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, your vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed proxy form and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one proxy form because your shares are registered in different names and addresses, each proxy form should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

    The Proxy Statement and the accompanying proxy form are being mailed beginning on or about July 3, 2002 to stockholders entitled to vote.

                                          By Order of the Board of Directors

                                          /s/ Susan Strausberg

                                          Susan Strausberg
                                          Chief Executive Officer and Secretary

Norwalk, Connecticut
July 3, 2002

    YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                               EDGAR ONLINE, INC.
                                 --------------

                                 PROXY STATEMENT
                                 --------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 1, 2002

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of EDGAR Online, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on August 1, 2002, and any adjournment or postponement thereof. The Annual Meeting will be held at 10:00 A.M. (local time) at the Company's offices, 50 Washington Street, Norwalk, Connecticut 06854. This Proxy Statement, the enclosed proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 are being mailed on or about July 3, 2002 to stockholders entitled to vote at the meeting.

RECORD DATE AND VOTING SHARES

        The close of business on the June 26, 2002 has been fixed as the record date ("Record Date") for determining the holders of shares of Common Stock, par value $0.01 per share (the "Common Stock") entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 16,980,651 shares of Common Stock outstanding held of record by 118 stockholders. No shares of the Company's preferred stock, par value $0.01, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on the Record Date. Cumulative voting is not permitted.

    Directors are elected by a plurality of the votes, which means the six (6) nominees who receive the largest number of properly executed votes will be elected as directors. Shares that are represented by proxies that are marked "withhold authority" for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons. The affirmative vote of a majority of the shares present (in person or by proxy and entitled to vote at the Annual Meeting) is needed to approve and ratify the amendment to the 1999 Stock Option Plan and to ratify the appointment of KPMG LLP as the Company's independent auditors. Any other matters properly considered at the meeting will be determined by a majority of the votes cast.

VOTING OF PROXIES

    If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposal 2 described in this Proxy Statement, the Proxy will be voted FOR the approval of Proposal 3 described in this Proxy Statement, and in accordance with the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

    You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company's principal executive offices at 50 Washington Street, Norwalk, Connecticut 06854, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

         If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. If a proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspectors of Elections appointed for the meeting and will determine whether or not a quorum is present. The holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

STOCKHOLDER PROPOSALS

    The deadline for submitting a stockholder proposal to be included in our proxy statement for our 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is March 5, 2003. However, we advise you to review our By-laws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

                  MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                               PROPOSAL NUMBER ONE

                              ELECTION OF DIRECTORS

    The number of directors on the Board currently consists of six members. The Company's By-laws provide that the number of directors shall be seven (7) or such other number as fixed by the Board. The Board has fixed six (6) as the number of directors for purposes of this year's Annual Meeting. The Board reserves the right to increase the size of the Board as provided in its By-laws.

    At the Annual Meeting, the stockholders will elect six directors, who will serve a one-year term until the annual meeting of stockholders to be held in 2003 or until a successor is elected or appointed and qualified or until such director's earlier resignation or removal. If any nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected. Proxies received will be voted "FOR" the election of all nominees unless otherwise directed. Pursuant to applicable Delaware corporation law, assuming the presence of quorum, six directors will be elected from among those persons duly nominated for such positions by plurality of the votes actually cast by stockholders entitled to vote at the meeting who are present in person or by proxy.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE
                              NOMINEES NAMED BELOW

INFORMATION CONCERNING NOMINEES

    Certain information about each of the six nominees is set forth below. Each director has served continuously with the Company since his first election as indicated below.

                                                                     DIRECTOR
NAME                    AGE  POSITION                                 SINCE
----                    ---  --------                                 -----
Susan Strausberg (1)    63   Chief Executive Officer, Secretary       1995
                             and Director
Marc Strausberg (1)     67   Chairman of the Board and Director       1995
Tom Vos (1)             55   President, Chief Operating Officer       1996
                             and Director
Bruce Bezpa (2)(3)      47   Director                                 1999
Stefan Chopin (2)(3)    43   Director                                 1996
Mark Maged (2)(3)       70   Director                                 1999

----------
(1)   Member of the Outside Directors Compensation Committee.

(2)   Member of the Compensation Committee.

(3)   Member of the Audit Committee.

SUSAN STRAUSBERG, a co-founder of EDGAR Online, has served as a member of the Board of Directors, Chief Executive Officer and Secretary since EDGAR Online was formed in November 1995. From December 1994 until the formation of EDGAR Online, Ms. Strausberg was a consultant to Internet Financial Network. Ms. Strausberg served on the Board of Directors of RKO Pictures from December 1998 to May 2001. Ms. Strausberg, the wife of Mr. Strausberg, EDGAR Online's Chairman, holds a B.A. degree from Sarah Lawrence College.

MARC STRAUSBERG, a co-founder of EDGAR Online, has served as Chairman of the Board of Directors and President since EDGAR Online was formed in November 1995. Mr. Strausberg resigned as President upon the election of Tom Vos to this position in March 1999. In December 1994, Mr. Strausberg co-founded Internet Financial Network, an EDGAR based financial information vendor and served as IFN's co-chairman until founding EDGAR Online. From 1992 to 1994, Mr. Strausberg was the publisher of the Livermore Report, a newsletter that focused on the valuation of initial public offerings. From August 1987 to December 1994, Mr. Strausberg served as Chairman and President of Sindex
Inc., which provided computer-based trading systems to hedge funds and brokerage firms. Mr. Strausberg, the husband of Ms. Strausberg, EDGAR Online's Chief Executive Officer, holds a B.A. degree from Muhlenberg College.

TOM VOS joined EDGAR Online as a Director in August 1996 and was elected Chief Operating Officer in March 1998. Mr. Vos was elected President in March 1999. From September 1986 until March 1998, Mr. Vos was Vice President of Marketing at Bowne & Co., Inc. ("Bowne"). In that capacity, Mr. Vos was responsible for strategic planning, acquisitions and new product development. While at Bowne, Mr. Vos was also responsible for advertising and public relations and for the development of both Bowne's Web site and its EDGAR services department. Mr. Vos holds a B.S. degree in Physics from Notre Dame University, an M.S. degree in Electrical Engineering from Ohio State University and an M.B.A. degree from Pace University.

BRUCE BEZPA joined EDGAR Online as a member of the Board of Directors in March 1999. Mr. Bezpa is currently Vice President of Marketing for Command Financial Press, a leading financial printer. Prior to joining Command in October of 2001, Mr. Bezpa provided consulting services with a focus on strategic development and helping companies create value. Previously, he had worked for Bowne & Co., Inc., a New York based financial printer for 15 years in various capacities including as Vice President of Strategic Development from July 1996 to October 1999, Director of Mutual Funds Services from August 1994 to June 1996 and Director of Marketing from April 1989 to July 1994. Mr. Bezpa holds B.A. and M.B.A. degrees from Rutgers University.

STEFAN CHOPIN joined EDGAR Online as a member of the Board of Directors in 1996. He is currently a technology consultant to Hudson Ventures, a New York based venture capital firm that focuses on operating and growing technology companies. Previously, Mr. Chopin was the Senior Vice President of Technology for iXL Enterprises, Inc., an e-business solutions provider. Prior to joining iXL in 1998, Mr. Chopin was the founder and President of Pequot Systems, a software development and consulting firm. In October 1998, Pequot was acquired by iXL Enterprises, Inc. which formed the basis of the iXL Financial Services Industry Practices. Prior to founding Pequot Systems in November 1995, Mr. Chopin served as the Vice President of Engineering for Micrognosis, Inc., a leading provider of trading room systems.

MARK MAGED joined EDGAR Online as a member of the Board of Directors in March 1999. Since 1992, Mr. Maged, either individually or as Chairman of MJM Associates, LLC, has engaged in various private investment banking activities in the United States and internationally. From September 1995 through May 2000, he was chairman of Internet Tradeline, Inc. From 1975 through 1983, he served as President and Chief Executive Officer of Schroder's Incorporated, which operated banking, investment banking and investment management businesses as the United States arm of Schroders PLC, an international merchant bank.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors held seven meetings and took one action by unanimous written consent during the fiscal year ended December 31, 2001 (the "2001 Fiscal Year"). The Board has an Audit Committee, a Compensation Committee and an Outside Directors Compensation Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2001 Fiscal Year.

    The Audit Committee of the Board of Directors reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices. The members of the Audit Committee are Messrs. Bezpa, Chopin and Maged, each non-employee directors of the Company. The Audit Committee held one meeting during the 2001 Fiscal Year.

    The Compensation Committee of the Board of Directors determines the salaries and incentive compensation of our senior officers and provides recommendations for the salaries and incentive compensation of our other employees. The Compensation Committee also administers our various incentive compensation, stock and benefit plans. The members of the Compensation Committee are Messrs. Bezpa, Chopin and Maged. The Compensation Committee held three meetings during the 2001 Fiscal Year.

    The Board has also established the Outside Directors Compensation Committee and appointed Marc Strausberg, Susan Strausberg and Tom Vos to be its members. The Outside Directors Compensation Committee has the responsibility to administer our 1999 Outside Directors Stock Option Plan. The Outside Directors Compensation Committee held two meetings during the 2001 Fiscal Year.

    The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole. Any stockholder who wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with the applicable procedures set forth in the Company's By-Laws. The Company will furnish copies of the By-Laws provisions upon written request to the Company's principal executive offices, 50 Washington Street, Norwalk, Connecticut 06854,
Attention: Corporate Secretary.

DIRECTOR COMPENSATION

    No cash compensation has ever been paid to any of the directors of EDGAR Online for service in such capacity. In March 1999, each of our non-employee directors was granted options to purchase 10,000 shares of common stock at an exercise price of $4.50 per share under EDGAR Online's 1999 Stock Option Plan. In addition, in August 2000, each of our non-employee directors was granted options to purchase 7,500 shares of common stock at an exercise price of $3.50 per share under EDGAR Online's 1999 Stock Option Plan. Following this Annual Meeting, non-employee directors of EDGAR Online will be eligible to receive non-discretionary, automatic grants of 15,000 options to purchase common stock as part of our 1999 Outside Directors Stock Option Plan.

AUDIT COMMITTEE REPORT

    On June 12, 2000, the Board adopted a charter for the Audit Committee. Pursuant to the charter, the Audit Committee makes recommendations as to the engagement and fees of the independent auditors, reviews the preparations for and the scope of the audit of EDGAR Online's annual financial statements, reviews drafts of the statements and monitors the functioning of EDGAR Online's accounting and internal control systems by meeting with representatives of management, the independent auditors and the internal auditors.

    On February 28, 2002, the Audit Committee met to review the results of the 2001 audit. During this meeting, the Audit Committee discussed the matters required to be disclosed by Statement on Auditing Standards No. 1 with KPMG. KPMG delivered the written disclosures and letter required by Independence Standards Board Standard No. 1. This Standard requires auditors to communicate, in writing, at least annually, all relationships between the auditors and the Company that, in the auditor's professional judgment, may reasonably be thought to affect the auditor's independence. The Audit Committee has received this disclosure and discussed with KPMG its independence from the Company. In addition, the Audit Committee discussed the audited financial statements for 2001 and the results of the audit with the Company's management. Based upon its meetings with KPMG and its review of the audited financial statements, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on the Form 10-K.

    The Audit Committee plans to meet with KPMG again in 2003 to review the scope of the 2002 audit.

    Submitted by the Audit Committee:

    Bruce Bezpa
    Stefan Chopin
    Mark Maged

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No interlocking relationships exist between any members of EDGAR Online's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. The Company had business and financial relationships with iXL Enterprises, Inc. Stefan Chopin was a Vice President of iXL Enterprises, Inc. Our relationship with iXL is described below.

Pequot Systems (iXL)

    From our inception through February 2001, we outsourced our technology development to Pequot. During 1995, in partial payment for services rendered, Pequot received warrants to purchase shares of common stock at an exercise price of $.05 per share. The warrants were exercised in May 1997. In March 1998, Pequot agreed to accept shares of our common stock valued at $1.25 per share in partial payment for services rendered. As a result of these two transactions, Pequot received 359,384 shares of common stock. In 2001, 2000 and 1999, we paid Pequot a total of $164,216, $2,725,770 and $989,368, respectively, for services provided. As a result of the acquisition of Pequot by iXL, an unrelated company, in 1998, the shares owned by Pequot were transferred to Pequot's founders, including Stefan Chopin, the founder and President of Pequot. Mr. Chopin has been a member of our Board of Directors since 1996 and serves as a member of the Compensation Committee and Audit Committee. We believe that the terms of our agreements with Pequot have been beneficial to EDGAR Online and no less favorable to EDGAR Online than terms which might be available to us from unaffiliated third parties.

INFORMATION CONCERNING EXECUTIVE OFFICERS

    The executive officers of the Company as of the date of this Proxy Statement, other than Susan Strausberg, Marc Strausberg, and Tom Vos, are identified below. Each executive officer is elected annually by the Company's Board of Directors and serves at the pleasure of the Board.

       NAME          AGE    POSITION
       ----          ---    --------
Greg D. Adams         41    Chief Financial Officer

Jay Sears             35    Senior Vice President of Business Strategy
                            and Development

Paul Sappington       39    Chief Software Officer and Vice President

GREG D. ADAMS joined EDGAR Online as Chief Financial Officer in March 1999. Mr. Adams is a Certified Public Accountant with diversified business experience in both the public and private sectors. Prior to joining EDGAR Online, Mr. Adams served as Senior Vice President Finance and Administration of PRT Group Inc., a technology solutions and services company. From 1994 to 1996, Mr. Adams was the Chief Financial Officer of the Blenheim Group Inc., a publicly held UK information technology exposition and conference management company. Prior to that, Mr. Adams worked for 11 years as an accountant with KPMG Peat Marwick. He is a member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Adams holds a B.B.A. degree in Accounting from the College of William & Mary.

JAY SEARS joined EDGAR Online as Vice President of Marketing and Business Development in May 1997. He is currently Senior Vice President of Business Strategy and Development for EDGAR Online. From September 1995 to April 1997, Mr. Sears was Vice President of Marketing for Wolff Media, a publisher of Internet and printed guides to the Internet. From July 1991 to August 1995, Mr. Sears was a Senior Account Supervisor at Creamer Dickson Basford, an international marketing, communications and public relations firm. Mr. Sears holds a B.A. degree from Kenyon College.

PAUL SAPPINGTON joined EDGAR Online as Vice President following EDGAR Online's acquisition of FIS in October 2000 and was named Chief Software Officer of EDGAR Online in August 2001. Mr. Sappington joined FIS in 1999 and served as Senior Project Manger from 1999 until October 2000. Mr. Sappington also served as Project Manger (1997 - 1999), Manager of Software Development (1992--1997) and Senior Software Engineer (1987 - 1992) of the Research division of Thomson Financial (formally CDA Investment Technologies Inc.), a provider of computer related financial services to the institutional community. Mr. Sappington holds a B.S. degree from Bridgewater College.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

    The following table sets forth the total compensation paid or accrued for the fiscal years ended December 31, 2001, 2000 and 1999 by our Chief Executive Officer and our six most highly compensated executive officers (other than our Chief Executive Officer) (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                                               SECURITIES
                                                   ANNUAL COMPENSATION                         UNDERLYING
NAME AND PRINCIPAL POSITION           YEAR       SALARY            BONUS            OTHER      OPTIONS (#)
---------------------------           ----       ------            -----            -----      -----------
Susan Strausberg                      2001      $149,654               --               --        47,500
  Chief Executive Officer             2000      $150,000         $ 20,000               --        35,000
                                      1999      $150,000         $ 70,000(3)            --            --

Marc Strausberg                       2001      $149,654               --               --        47,500
  Chairman                            2000      $150,000         $ 20,000               --        35,000
                                      1999      $150,000         $ 70,000(3)            --            --

Tom Vos                               2001      $149,173               --               --        47,500
  President and Chief                 2000      $125,000         $ 20,000               --        70,000
  Operating Officer                   1999      $125,000         $ 70,000(3)            --       100,000

Greg Adams                            2001      $149,173               --         $  8,100        47,500
  Chief Financial Officer             2000      $125,000         $ 20,000         $  8,100        70,000
                                      1999      $ 93,269(4)      $ 62,500         $  3,254       125,000

Albert E. Girod (1)                   2001      $146,320               --               --        47,500
  Chief Technology Officer,           2000      $ 25,035         $  5,000               --            --
  Executive Vice President
  and Director

Jay Sears                             2001      $137,923               --         $  5,579        15,000
  Senior Vice President               2000      $125,000         $ 20,000         $  5,100        65,000
  of Business Strategy and            1999      $115,096         $ 70,000         $ 11,760        25,000
  Development

Paul Sappington (2)                   2001      $136,098               --               --        36,000
  Chief Software Officer              2000      $ 23,366         $  5,000               --            --
  and Vice President

----------
(1) Mr. Girod joined EDGAR Online as Executive Vice President and Chief Technology Officer on October 30, 2000 at a salary of $150,000 per annum. Mr. Girod resigned from these positions effective March 21, 2002. Mr. Girod resigned as Director effective April 22, 2002.

(2) Mr. Sappington joined EDGAR Online as Chief Software Officer and Vice President on October 30, 2000 at a salary of $140,000 per annum.

(3)      These bonuses were awarded as deferred compensation.

(4) Mr. Adams joined EDGAR Online as Chief Financial Officer in March 1999 at a salary of $125,000 per annum.

Option Grants In Last Fiscal Year

      The following table sets forth certain information regarding stock options granted to the Named Executive Officers during 2001. We have never granted any stock appreciation rights.


                           INDIVIDUAL GRANTS (1)
              NUMBER OF SECURITIES   PERCENT OF TOTAL OPTIONS                                         POTENTIAL REALIZABLE VALUE
               UNDERLYING OPTIONS     GRANTED TO EMPLOYEES IN      EXERCISE                            AT ASSUMED ANNUAL RATES
                                                                  PRICE PER        EXPIRATION             OF STOCK PRICE
NAME                 GRANTED                  2001 (2)             SHARE ($)          DATE          APPRECIATION FOR OPTION TERM (3)
                                                                                                            5%           10%
Susan                25,000                    2.46%                $2.82       January 25, 2006         $28,442      $ 54,345
Strausberg           22,500                    2.21%                $1.21       October 5, 2006          $61,796      $ 85,108

Marc                 25,000                    2.46%                $2.82       January 25, 2006         $28,442      $ 54,345
Strausberg           22,500                    2.21%                $1.21       October 5, 2006          $61,796      $ 85,108

Tom Vos              25,000                    2.46%                $2.56       January 25, 2011         $62,177      $136,953
                     22,500                    2.21%                $1.10       October 5, 2011          $88,865      $156,164

Greg                 25,000                    2.46%                $2.56       January 25, 2011         $62,177      $136,953
Adams                22,500                    2.21%                $1.10       October 5, 2011          $88,865      $156,164

Al Girod             25,000                    2.46%                $2.82       January 25, 2006         $28,442      $ 54,345
                     22,500                    2.21%                $1.21       October 5, 2006          $61,796      $ 85,108

Jay Sears            15,000                    1.48%                $2.56       January 25, 2011         $37,306      $ 82,172

Paul                 15,000                    1.48%                $2.56       January 25, 2011         $37,306      $ 82,172
Sappington           21,000                    2.07%                $1.10       October 5, 2011          $82,941      $145,753

(1) Each option represents the right to purchase one share of common stock. The options shown in this table were all granted under our 1999 Stock Option Plan, as amended.

(2) In the fiscal year ended December 31, 2001, we granted options to employees to purchase an aggregate of 1,016,050 shares of common stock.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future common stock price growth. These amounts represent certain assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option
Values

    The following table sets forth information concerning the exercise of stock options during the fiscal year ended December 31, 2001 by each of the Named Executive Officers and the fiscal year-end value of unexercised options. No options were exercised by any of the Named Executive Officers during this period.

                             NUMBER OF
                       SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                       UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                          DECEMBER 31, 2001              DECEMBER 31, 2001 (1)

  NAME              EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
  ----              -----------     -------------     -----------    -------------
Susan Strausberg          11,667        70,833                --        $ 49,555

Marc Strausberg           11,667        70,833                --        $ 49,555

Tom Vos                  298,334       119,166          $570,400        $ 59,300

Greg Adams               150,409        92,091          $    375        $ 59,188

Al Girod                      --        47,500                --        $ 49,555

Jay Sears                106,668        63,332          $185,563        $  8,687

Paul Sappington               --        36,000                --        $ 50,063


(1) The fair market value of the common stock as of December 31, 2001 was $3.10.

Employment Agreements

    We entered into a five-year amended and restated employment agreement dated as of May 6, 1999 with Susan Strausberg. The agreement extends automatically for an additional year at the end of the initial term and each anniversary thereafter unless 30-day prior notice of termination is provided by either Ms. Strausberg or EDGAR Online. The agreement provides for an annual salary of no less than $150,000, and an annual bonus at the discretion of the Board. In the event there is a change of control (as defined in the agreement) and Ms. Strausberg's employment is terminated (either by her or the employer) within one year thereafter, Ms. Strausberg will receive a severance benefit equal to the product of 2.99 times the sum of (1) her then applicable annual base salary and
(2) the average of her last two annual cash bonuses. Additionally, the agreement contains non-compete and non-solicitation provisions effective during the term of her employment and for one year thereafter.

    We entered into a five-year amended and restated employment agreement dated as of May 6, 1999 with Marc Strausberg. The agreement extends automatically for an additional year at the end of the initial term and each anniversary thereafter unless 30-day prior notice of termination is provided by either Mr. Strausberg or EDGAR Online. The agreement provides for an annual salary of no less than $150,000, and an annual bonus at the discretion of the Board. In the event there is a change of control (as defined in the agreement) and Mr. Strausberg's employment is terminated (either by him or the employer) within one year thereafter, Mr. Strausberg will receive a severance benefit equal to the product of 2.99 times the sum of (1) his then applicable annual base salary and
(2) the average of his last two annual cash bonuses. Additionally, the agreement contains non-compete and non-solicitation provisions effective during the term of his employment and for one year thereafter.

    We entered into a five-year amended and restated employment agreement dated June 29, 2001 with Tom Vos to serve as President and Chief Operating Officer. The agreement extends automatically for an additional year at the end of the initial term and each anniversary thereafter unless 30-day prior notice of termination is provided by either Mr. Vos or EDGAR Online. The agreement provides Mr. Vos with an annual salary of no less than $150,000 and an annual bonus at the discretion of the Board. In the event there is a change of control (as defined in the agreement) and Mr. Vos' employment is terminated (either by him or the employer) within one year thereafter, Mr. Vos will receive a severance benefit equal to the product of 2.99 times the sum of (1) his then applicable annual base salary and (2) the average of his last two annual cash bonuses. Additionally, the agreement contains non-compete and non-solicitation provisions effective during the term of his employment and for one year thereafter.

    We entered into a three-year amended and restated employment agreement dated February 1, 2002 with Greg Adams to serve as Chief Financial Officer. The agreement extends automatically for an additional year at the end of the initial term and each anniversary thereafter unless 30-day prior notice of termination is provided by either Mr. Adams or EDGAR Online. The agreement provides Mr. Adams with an annual salary of no less than $150,000, and an annual bonus at the discretion of the Board. In the event there is a change of control (as defined in the agreement) and Mr. Adams's employment is terminated (either by him or the employer) within one year thereafter, Mr. Adams will receive a severance benefit equal to the product of 2.99 times the sum of (1) his then applicable annual base salary and (2) the average of his last two annual cash bonuses. Additionally, the agreement contains non-compete and non-solicitation provisions effective during the term of his employment and for one year thereafter.

    We entered into a two-year employment agreement dated as of October 1, 2000 with Albert E. Girod. The agreement provides for an annual salary of no less than $150,000, and an annual bonus at the discretion of the Board. In the event there is a change of control (as defined in the agreement) and Mr. Girod's employment is terminated (either by him or the employer) within one year thereafter, Mr. Girod will receive a severance benefit equal to the product of
2.00 times the sum of (1) his then applicable annual base salary and (2) the average of his last two annual cash bonuses. Additionally, the agreement contains non-compete and non-solicitation provisions effective during the term of his employment and for one year thereafter. In March 2002, the Company, FIS and Mr. Girod entered into an amendment to his employment agreement pursuant to which Mr. Girod's full-time employment with the Company terminated as of the close of business on March 30, 2002. In addition, Mr. Girod resigned from all of his executive officer positions with the Company and FIS effective March 21, 2002. Mr. Girod will continue as an employee of the Company and shall devote one
(1) day per week (at the offices of FIS) during the period which commenced April 1, 2002 and ending on October 5, 2002 (the "Transition Period") in furtherance of the business affairs of the Company. Additionally, during the Transition Period, Mr. Girod agreed to make himself available to the Company on a reasonable as-needed basis. Mr. Girod shall continue to receive his present salary and benefits throughout the Transition Period, except the last week ending on October 5, 2002 when he shall be paid for only one day of such week.

    We entered into a three-year employment agreement dated April 30, 2001 with Jay Sears. The agreement extends automatically for an additional year at the end of the initial term and each anniversary thereafter unless 30-day prior notice of termination is provided by either Mr. Sears or EDGAR Online. The agreement provides Mr. Sears with an annual salary of no less than $135,000 and an annual bonus at the discretion of the Board. The agreement also contains severance provisions in the event of a change of control (as defined in the agreement) or if Mr. Sears is terminated for other than cause of 1.5 times the sum of (1) his then applicable annual base salary and (2) the average of his last two annual cash bonuses. Additionally, the agreement contains non-compete and non-solicitation provisions effective during the term of his employment and for one year thereafter.

    We entered into a three-year amended and restated employment agreement dated August 1, 2001 with Paul Sappington. The agreement provides Mr. Sappington with an annual salary of $140,000 and an annual bonus at the discretion of the Board. If Mr. Sappington's employment is terminated without cause, or in the event of a change of control (as defined in the agreement) we will pay him a severance benefit equal to the product of 1.5 times his annual salary plus the average of his last two annual cash bonuses. Additionally, the agreement contains non-compete and non-solicitation provisions effective during the term of his employment and for one year thereafter in the case of the non-compete provision and one year thereafter in the case of the non-solicitation provision.

Compensation Committee Report On Executive Compensation

      Scope of the Committee's Work

      The Compensation Committee of the Board of Directors is composed entirely of independent outside directors, Messrs. Bezpa, Chopin and Maged. The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance with the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

    Executive Compensation Philosophy and Policies

    EDGAR Online's overall compensation philosophy is to provide a total compensation package that is competitive and enables EDGAR Online to attract, motivate, reward and retain key executives and other employees who have the skills and experience necessary to promote the short and long-term financial performance and growth of the company.

    The Compensation Committee recognizes the critical role of its executive officers in the significant growth and success of the Company to date and its future prospects. Accordingly, EDGAR Online's executive compensation policies are designed to (1) align the interests of executive officers and stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent upon the Company's financial performance; (2) provide compensation that will attract and retain talented professionals; (3) reward individual results through base salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various other benefits; and (4) manage compensation based on skill, knowledge, effort and responsibility needed to perform a particular job successfully.

        In establishing salary, bonuses and long-term incentive compensation for its executive officers, the Compensation Committee takes into account both the position and expertise of a particular executive, as well as the Committee's understanding of the competitive compensation for similarly situated executives in the Company's industry.

    Executive Compensation

      Base Salary. Salaries for executive officers for 2001 have been determined by the Compensation Committee by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies. The same method of evaluation will be employed by the Compensation Committee for 2002.

      Bonus. Until the formation of the Compensation Committee, EDGAR Online had no formal bonus plan. The amount of cash bonuses paid to executives is partially based upon the financial results of EDGAR Online and the recommendations of the Compensation Committee. No bonuses were paid to named executives of the Company in 2001.

    Long-Term Incentive Awards

    The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of EDGAR Online's stockholders and encourages executives to remain in EDGAR Online's employ. The Company grants stock options in accordance with its various stock option plans. Grants are awarded based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of EDGAR Online's financial and strategic objectives and industry practices and norms.

    Compensation of the Chief Executive Officer

    Ms. Strausberg, who has served as EDGAR Online's Chief Executive Officer and Secretary since its formation in November 1995, was paid a base salary of $149,654 for the year ended December 31, 2001 and was not paid a bonus.

    In May 1999, the Company entered into an Employment Agreement with Ms. Strausberg pursuant to which she serves as Chief Executive Officer of the Company. Ms. Strausberg's salary and other compensation and the terms of her employment agreement have been established by reference to the salaries and equity participations of other chief executive officers of companies in EDGAR Online's industry and in recognition of Ms. Strausberg's unique skills and importance to EDGAR Online.

    Internal Revenue Code Section 162(m) Limitation

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the Company's executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to EDGAR Online's executive officers in 2001 did not exceed the $1 million limit per officer. EDGAR Online's Stock Option Plans are structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee currently intends to limit the dollar amount of all other compensation payable to the Company's executive officers to no more than $1 million. The Compensation Committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant.

Submitted by the Compensation Committee:

    Bruce Bezpa
    Stefan Chopin
    Mark Maged

                               PROPOSAL NUMBER TWO

     APPROVAL AND RATIFICATION OF AMENDMENT TO THE 1999 STOCK OPTION PLAN

    The Company's stockholders are being asked to approve an amendment to the Company's 1999 Stock Option Plan (the "1999 Plan"). The proposed amendment to the 1999 Plan will increase the number of shares reserved for issuance under the 1999 Stock Option Plan by 500,000 shares to 2,400,000 shares.

    The 1999 Plan, which provided for the granting of options to purchase up to an aggregate of 600,000 shares of our authorized but unissued common stock (subject to adjustment in certain cases, including stock splits, recapitalization and reorganizations) to our officers, directors, employees and consultants, was adopted in March 1999 and amended to increase the number of shares reserved for issuance under the Plan from 600,000 shares to 1,400,000 shares at the Annual Stockholders Meeting held on August 1, 2000. The Plan was further amended to increase the number of shares reserved for issuance from 1,400,000 to 1,900,000 shares at the Annual Stockholders Meeting held on August 1, 2001. The proposed amendment to the 1999 Plan provides that the number of shares reserved for issuance will be increased by 500,000 shares to a total reserve of 2,400,000 shares.

    The 1999 Plan is intended to enhance the Company's ability to provide individuals with awards and incentives commensurate with their contributions and compete with those offered by other employers, and to increase stockholder value by further aligning the interests of these individuals with the interests of the Company's stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Company believes that this amendment to increase the number of shares of Common Stock authorized for issuance under the 1999 Plan is necessary to ensure that a sufficient reserve of Common Stock is available under the 1999 Plan. The Board believes that the Company's long-term success is dependent upon the ability of the Company to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

    The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for adoption of Proposal 2.

    The following summary of the 1999 Plan, including the proposed amendment, is subject in its entirety to the specific language of the 1999 Plan, a copy of which is available to any stockholder upon request.

ADMINISTRATION OF THE 1999 PLAN

    The Board of Directors currently has full power and authority to implement, interpret and administer the 1999 Plan, to establish rules and regulations that it deems appropriate and to make such determinations under the 1999 Plan and any outstanding Option grants or share issuances as it deems necessary or advisable. Decisions of the Board of Directors are final and binding on all parties who have an interest in the 1999 Plan or any outstanding Option or share issuance.

OPTION GRANTS

    The Board of Directors, with the assistance of the Compensation Committee, grants Options pursuant to the 1999 Plan. Such Options are evidenced by agreements in such form as the Board of Directors shall approve. All Options granted under the 1999 Plan are clearly identified in the agreement evidencing such Options as either Incentive Options or as Non-Statutory Options or a combination of both.

AMENDMENT OF THE 1999 PLAN

    In general, the Board of Directors has complete and exclusive power and authority to amend or modify the 1999 Plan in any or all respects whatsoever. Notwithstanding the foregoing, the Board shall not, without the approval of EDGAR Online's stockholders, amend the 1999 Plan so as to (i) increase the maximum number of shares issuable under the 1999 Plan, (ii) materially increase the benefits accruing to individuals who participate in the 1999 Plan, or (iii) materially modify the eligibility requirements for participation in the 1999 Plan. The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Options meeting the requirements of future amendments or issued regulations, if any, to the Internal Revenue Code or to the Exchange Act of 1934, as amended.

TERMINATION OF SERVICE

    If an optionee ceases to remain in service for any reason other than death or permanent disability then the period during which each outstanding Option held by an optionee, to the extent otherwise exercisable, remains exercisable will be limited to a three-month period following the date of cessation of service. If an optionee dies or is permanently disabled, the exercisable period for otherwise exercisable Options is limited to twelve months following the later of the date of the optionee's cessation of service or death. The Board has power and authority to extend such time either at the time the Option is granted or at any time while the Option remains outstanding as it deems appropriate under the circumstances.

INCENTIVE OPTIONS

    The exercise price of an Incentive Option shall be the Fair Market Value of a share of Common Stock as defined in the 1999 Plan. Incentive Options will not be granted to any individual if, at the time of the proposed grant, the individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its "subsidiary corporations" (within the meaning of section 424 of the Code), unless (I) the exercise price of such Incentive Option is at least 110% of the fair market value of a share of the Company's stock at the time such Incentive Option is granted and (II) such Incentive Option is not exercisable after the expiration of five years from the date such Incentive Option is granted. The individual receiving an Incentive Option must be an employee of the Corporation. There will be no grants after 10 years from the date the Plan is adopted or the date the plan is approved by the stockholders, whichever is earlier. An Incentive Option is not transferable other than by will or the laws of descent and distribution. It is only exercisable during the optionee's lifetime by the optionee.

FEDERAL INCOME TAX CONSEQUENCES

    Options granted under the 1999 Plan may either be incentive stock options that satisfy the requirements of section 422 of the Code or non-statutory options, which are not intended to meet such requirements. The federal income tax treatment of the two types of options differs as follows:

    Incentive Options. No taxable income is recognized by the optionee at the time of the Option grant, and no taxable income is generally recognized at the time the Option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made subject of a taxable disposition. For federal tax purposes dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the Option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

    Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares or (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over
(ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

    Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the Option an amount equal to the excess of (i) the fair market value of the purchases shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase rights lapses.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory Option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

OTHER TERMS

    The Board has the authority to accelerate the vesting schedule of, release from restrictions on transfer of and terminate repurchase or forfeiture rights with respect to any outstanding award. The Board also may require each person to whom any shares are issued under the Plan to enter into an agreement which restricts or prohibits the sale of any stock of the Company by such person for a reasonable period of time following a public offering of any shares of stock by the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1999 STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES RESERVED FOR ISSUANCE BY 500,000 SHARES TO 2,400,000 SHARES.


                              PROPOSAL NUMBER THREE
                RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed the firm of KPMG LLP, independent public accountants for the Company during the 2001 Fiscal Year, to serve in the same capacity for the year ending December 31, 2002, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of KPMG LLP.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

    A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT PUBLIC ACCOUNTANTS DURING THE 2001 FISCAL YEAR

    For the fiscal year ended December 31, 2001, KPMG LLP, our independent accountant, billed the approximate fees set forth below.

    Audit Fees

    The aggregate fees billed by KPMG LLP for professional services rendered in connection with the audit of the Company's consolidated financial statements as of and for the year ended December 31, 2001, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $240,000.

    Financial Information Systems Design and Implementation Fees

    The Company did not incur any fees billed by KPMG for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

    All Other Fees

    The aggregate fees billed by KPMG for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001, were $25,000. These fees were for non-audit services consisting primarily of tax services. There were no audit related services provided in 2001.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                                  OTHER MATTERS

    The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of the Record Date by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director and nominee for director,
(iii) the executive officers named in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address for those listed below is c/o EDGAR Online, Inc., 50 Washington Street, Norwalk, Connecticut 06854.

                            SHARES BENEFICIALLY OWNED

NAME OF BENEFICIAL OWNER                       NUMBER OF     PERCENT
                                               SHARES (1)
Executive Officers and Directors:

         Susan Strausberg (2) ............      2,828,560      16.60%

         Marc Strausberg (3) .............      2,828,560      16.60%

         Tom Vos (4) .....................        495,001       2.86%

         Greg Adams (5) ..................        249,420       1.45%

         Albert E. Girod (6) .............      1,913,934      11.27%

         Jay Sears (7) ...................        138,334          *

         Paul Sappington (8) .............         34,500          *

         Stefan Chopin (9)(10) ...........        307,717       1.81%
            35 Godfrey Road
            Weston, CT 06883

         Bruce Bezpa (10) ................         20,715          *
            405 Patton Avenue
            Piscataway, NJ 08854

         Mark Maged (10) .................         37,643          *
            Rue Kwadeplas, 55
            1640 Rhode Saint Genese
            Belgium

         All executive officers
            and directors as a
            group (10 persons) ...........      6,025,824      33.89%

Other 5% Stockholders:

         Bowne & Co., Inc. ...............      1,000,000       5.89%
            345 Hudson Street
            New York, NY 10014

         Par Investment Partners, L.P (11)        972,220       5.73%
            One Financial Center,
            Suite 1600
            Boston, MA 02111

         Austin W. Marxe (12) ............      1,500,000       8.71%
            153 East 53rd Street
            New York, NY 10021

         David M. Greenhouse (12) ........      1,500,000       8.71%
            153 East 53rd Street
            New York, NY 10021

----------
*     Less than 1%.

(1) Shares of common stock subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, the persons and entities named in this table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Includes 163,600 shares owned by Ms. Strausberg's husband, Marc Strausberg, EDGAR Online's Chairman of the Board and 2,550,426 shares owned by TheBean LLC as well as 31,667 shares issuable upon exercise of options exercisable within 60 days of the Record Date and 31,667 shares issuable upon exercise of options exercisable within 60 days of the Record Date owned by Ms. Strausberg's husband, Marc Strausberg. Ms. Strausberg is a managing member of TheBean LLC and as such she may be deemed to be the beneficial owner of all the shares held by TheBean LLC. Ms. Strausberg disclaims beneficial ownership of the shares owned by her husband.

(3) Includes 51,200 owned by Mr. Strausberg's wife, Susan Strausberg, EDGAR Online's Chief Executive Officer and 2,550,426 shares owned by TheBean LLC as well as 31,667 shares issuable upon exercise of options exercisable within 60 days of the Record Date and 31,667 shares issuable upon exercise of options exercisable within 60 days of the Record Date owned by Mr. Strausberg's wife, Susan Strausberg. Mr. Strausberg is a managing member of TheBean LLC and as such he may be deemed to be the beneficial owner of all the shares held by TheBean LLC. Mr. Strausberg disclaims beneficial ownership of the shares owned by his wife.

(4) Includes 355,001 shares issuable upon exercise of options exercisable within 60 days of the Record Date.

(5) Includes 183,705 shares issuable upon exercise of options exercisable within 60 days of the Record Date.

(6) Includes 8,334 shares issuable upon exercise of options exercisable within 60 days of the Record Date. Mr. Girod resigned as an executive officer effective March 21, 2002 and as a director effective April 22, 2002.

(7) Includes 138,334 shares issuable upon exercise of options exercisable within 60 days of the Record Date.

(8) Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date.

(9) Includes shares owned jointly with Barbara Chopin, his wife.

(10) Includes 15,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date.

(11) Reflects amount derived from this entity's Schedule 13F dated as of March 31, 2002.

(12) Consists of the following: 750,000 shares of common stock and 150,000 shares of common stock issuable upon exercise of warrants exercisable within 60 days of the Record Date owned by Special Situations Fund III, L.P and 500,000 shares of common stock, and 100,000 shares of common stock issuable upon exercise of warrants exercisable within 60 days of the Record Date owned by Special Situations Private Equity Fund, L.P. AWM Investment Company, Inc. is the general partner of MGP Advisers Limited Partnership, the general partner of Special Situations Fund III, L.P. MG Advisors, L.L.C. is the general partner of and investment advisor to Special Situations Private Equity Fund, L.P. Austin W. Marx and David M. Greenhouse are the principal owners of AWM Investment Company, Inc., MGP Advisers Limited Partnership and MG Advisors, L.L.C.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employee Loans

    In January 2001, we loaned the sum of $400,000 to certain executives, employees and outside directors of the Company for the purpose of purchasing shares of our common stock from TheBean LLC, an entity in which Susan Strausberg, our Chief Executive Officer and Marc Strausberg, our Chairman of the Board are beneficial owners. The common stock was purchased at a price of $1.75 per share, the closing Nasdaq market price on the date of sale. The loan was evidenced by separate loan and pledge agreements with, and three-year promissory notes of, each of the borrowers. The promissory notes are full recourse and secured by the common stock purchased with the proceeds of the individual loans. The executive officers and outside directors participating in this transaction were Tom Vos ($175,000 Note and 100,000 shares), Greg Adams ($115,001 Note and 65,715 shares), Bruce Bezpa ($10,001 Note and 5,715 shares) and Mark Maged ($30,000 Note and 17,143 shares). The shares of common stock referenced in this paragraph were registered for resale pursuant to a Registration Statement on Form S-3 which was declared effective in February, 2002.

Pequot Systems (iXL)

    For information regarding our relationship with iXL, see "Compensation Committee Interlocks and Insider Participation."

Susan Strausberg And Marc Strausberg

    From time to time, we have received cash loans from and have made cash advances to Susan Strausberg and Marc Strausberg, our founders. In December 2000, we advanced the Strausbergs $250,000 which was subsequently repaid in January 2001. In July 2001, we advanced the Strausbergs $200,000 which was subsequently repaid in September 2001.

STOCK PERFORMANCE GRAPH

    The following graph compares, for the periods indicated below, a comparison of cumulative total stockholder returns for the Company, the Russell 2001 Index and a composite of the following peer group companies:
Hoovers, Inc., MarketWatch, Inc., Multex Inc. and TheStreet.com, Inc.


                               [GRAPHIC OMITTED]

                                            Cumulative Total Return

                            5/26/99     12/31/99    12/31/00    12/31/01    5/31/02
EDGAR ONLINE,
INC ...................      100.00       77.63       16.78       32.63       30.53

RUSSELL 2000 ..........      100.00      116.87      113.34      116.16      116.48

PEER GROUP ............      100.00       86.11       20.19        9.90       12.19

Notes:

(1) The graph covers the thirty-six month period commencing May 26, 1999, the effective date of the Company's initial public offering of shares of its Common Stock, to May 31, 2002.

(2) The graph assumes that $100 was invested in Common Stock of the Company on May 26, 1999, and in each index or composite, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, the preceding Stock Performance Graph is not to be incorporated by reference into any such prior filings, nor shall such graph be incorporated by reference into any future filings made by the Company under those statutes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act generally requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. The Company became subject to the requirements of Section 16(a) on May 26, 1999. Regulations promulgated by the SEC require the Company to disclose in this Form 10-K any reporting violations with respect to the 2001 fiscal year which came to the Company's attention based on a review of the applicable filings required by the SEC to report the status of an officer or director, or such changes in beneficial ownership as submitted to the Company. Based solely on review of such forms received by the Company, Marc Strausberg, Susan Strausberg and TheBean LLC have made late filings under
Section 16(a) during the 2001 fiscal year as follows. Mr. Strausberg, Ms. Strausberg and TheBean LLC filed Form 4's on October 15, 2001, to report seven
(7) purchase transactions relating to the Company's Common Stock that were consummated in September 2001 by Mr. Strausberg. These transactions were required to be reported by Mr. Strausberg, as a direct beneficial owner of such shares, and Ms. Strausberg and TheBean LLC, as indirect beneficial owners, on Form 4's by October 10, 2001. This statement is based solely on a review of the copies of such reports furnished to the Company by its officers, directors and security holders and their written representations that such reports accurately reflect all reportable transactions and holdings.

FORM 10-K

    The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 28, 2002. A copy of this report is included with these materials.


                                          By Order of the Board of
Directors


                                          /s/ Susan Strausberg

                                          Susan Strausberg
                                          Chief Executive Officer and Secretary


Dated: July 3, 2002

                               EDGAR ONLINE, INC.
                                      PROXY

                 Annual Meeting of Stockholders, August 1, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EDGAR ONLINE, INC.

       The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held August 1, 2002 and the Proxy Statement and appoints Susan Strausberg, Chief Executive Officer, and Tom Vos, President, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of EDGAR Online, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's offices, 50 Washington Street, Norwalk, Connecticut 06854 on Thursday August 1, 2002 at 10:00 a.m. local time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side of this proxy.

         1. To elect six directors to serve for a one-year term ending in the year 2003 or until each of their successors are duly elected and qualified;

Bruce Bezpa                  [ ]    FOR all nominees listed at left              [ ]    WITHHOLD AUTHORITY
Stefan Chopin                       (except as written below to the contrary)           TO VOTE for all nominees listed at left
Mark Maged
Marc Strausberg
Susan Strausberg
Tom Vos

                             --------------------------------------------------
                             Instruction: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided above.

           2. | | FOR | |AGAINST | | ABSTAIN To approve and ratify an amendment to the 1999 Stock Option Plan to increase the number or shares reserved for issuance under the 1999 Stock Option Plan by 500,000 shares to 2,400,000.

           3. | | FOR | |AGAINST | |ABSTAIN To ratify the appointment of KPMG LLP as independent public accountants of the Company for the fiscal year ending December 31, 2002.

           4. | | FOR | |AGAINST | |ABSTAIN In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

           The Board of Directors recommends a vote IN FAVOR OF the directors listed above, a vote IN FAVOR OF the proposal to approve and ratify an amendment to the 1999 Stock Option Plan, and a vote IN FAVOR OF the proposal to ratify the appointment of KPMG LLP as independent public accountants. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED ABOVE, TO APPROVE AND RATIFY AN AMENDMENT TO THE 1999 STOCK OPTION PLAN AS SET FORTH ABOVE, TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER MATTERS THAT COME BEFORE THE ANNUAL MEETING.

           PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE.

           Please print the name(s) appearing
           on each share certificate(s) over
           which you have voting authority: __________________________________


           Please sign your name:
           ----------------------     -------------------------        ----
           Signature(s)               Signature if held jointly        Date